                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant | |

Check the appropriate box:
| |      Preliminary Proxy Statement
| |      Confidential, for Use of the Commission Only (as permitted by
           Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
| |      Definitive Additional Materials
| |      Soliciting Material under Rule 14a-12


                             THE CREDIT STORE, INC.

                (Name of Registrant as Specified In Its Charter)

                          ----------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No Fee required.
| | Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)  Title of each class of securities to which transaction applies:

    2)  Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4)  Proposed maximum aggregate value of transaction:

    5)  Total fee paid:

| | Fee paid previously with preliminary materials.

| | Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

                             THE CREDIT STORE, INC.

3401 North Louise Avenue
Sioux Falls, South Dakota 57107
800-240-1855

                                                                October 29, 2001

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders to be held at the offices of Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, 46th Floor, New York, New York 10036, commencing at 10 a.m., New York City time, on Monday, December 17, 2001.

         The Secretary's Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

         We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed Proxy and return it in the accompanying envelope as quickly as possible, even if you plan to attend the Annual Meeting. You may withdraw the Proxy and vote in person at the meeting if you so desire.

                                           Sincerely,


                                           /s/ Kevin T. Riordan
                                           --------------------
                                           Kevin T. Riordan
                                           President and Chief Operating Officer

                             THE CREDIT STORE, INC.

                                   -----------

                    Notice of Annual Meeting of Stockholders

                     to be held on Monday, December 17, 2001

                                   -----------

         The Annual Meeting of Stockholders of The Credit Store, Inc. will be held at the offices of Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, 46th floor, New York, New York 10036, commencing at 10 a.m., New York City time, on Monday, December 17, 2001 for the following purposes:

         1. To elect a Board of six directors, to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified.

         2. To ratify the appointment of Grant Thornton LLP as independent public accountants for the fiscal year ending June 30, 2002.

         3. To transact such other business as may properly be brought before the annual meeting.

         The Board of Directors has fixed October 26, 2001 as the record date for the annual meeting, and only holders of record of shares of Common Stock, Series A Preferred Stock and/or Series B Preferred Stock at the close of business on that date are entitled to receive notice of and vote at the meeting.

         Your Proxy is important to ensure a quorum at the annual meeting. Even if you own only a few shares, and whether or not you expect to be present, you are urgently requested to date, sign and mail the enclosed Proxy in the postage-paid envelope that is provided. The Proxy may be revoked by you at any time prior to being exercised, and returning your Proxy will not affect your right to vote in person if you attend the annual meeting and revoke the Proxy.


                                         By Order of the Board of Directors,


                                         /s/ Cynthia D. Hassoun
                                         ----------------------
                                         Cynthia D. Hassoun
                                         Senior Vice President and Corporate
                                         Secretary


Sioux Falls, South Dakota
October 29, 2001

                                   -----------

                                 PROXY STATEMENT

                                   -----------

                               GENERAL INFORMATION


         The enclosed Proxy is being solicited by the Board of Directors of The Credit Store, Inc. (the "Company") for use in connection with the Annual Meeting of Stockholders to be held on Monday, December 17, 2001, at the offices of Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, 46th floor, New York, New York 10036, at 10 a.m. New York City time and at any adjournments thereof. Proxies in the accompanying form which are properly signed, duly returned to an officer of the Company and not revoked will be voted in the manner specified. A stockholder executing a Proxy retains the right to revoke it at any time before it is exercised by notice in writing to an officer of the Company of termination of the Proxy's authority or a properly signed and duly returned Proxy bearing a later date.


         The address of the principal executive office of the Company is 3401 North Louise Avenue, Sioux Falls, South Dakota 57107 and the telephone number is
(800) 240-1855. The mailing of this Proxy Statement and the Board of Directors' form of Proxy to stockholders will commence on or about November 2, 2001.


         Only stockholders of record at the close of business on October 26, 2001, will be entitled to vote at such meeting or adjournment. At the close of business on October 26, 2001, the Company had outstanding 34,851,465 shares of Common Stock, 1,200,000 shares of Series A Preferred Stock and 800,000 shares of Series B Preferred Stock. The holders of the Common Stock, Series A Preferred Stock and Series B Preferred Stock all vote together as a single class on each matter to be voted upon. Each share of Common Stock and Series B Preferred Stock outstanding entitles the holder thereof to cast one vote. The Series A Preferred Stock has preferential voting rights which permit the holders of the outstanding shares of Series A Preferred Stock to cast 74.3% of all of the votes entitled to be cast at the Annual Meeting of Stockholders to be held on December 17, 2001. Each Share of Series A Preferred Stock entitles the holder thereof to vote its proportionate share of the votes allocated to the outstanding shares of Series A Preferred Stock.


        The presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock entitled to vote at the Annual Meeting will constitute a quorum. The affirmative vote of a plurality of the votes present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors is required for the election of directors. The affirmative vote of a majority of the votes present in person or represented by proxy at the annual meeting and entitled to vote is required for approval of all other proposals presented in this Proxy Statement. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Abstentions as to the proposal to ratify the appointment of Grant Thornton LLP as the Company's independent public accountants will have the same effect as votes against such proposal. Broker non-votes will be treated as unvoted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT


         The following table sets forth, as of September 1, 2001, the ownership of Common Stock and Preferred Stock of the Company by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock or any class of Preferred Stock of the Company, each director, each director-nominee, each executive officer named in the Summary Compensation Table on page 11, and all executive officers, directors and director-nominees as a group.


                                               Common Stock                  Preferred Stock (1)
                                               ------------                  ------------------
                                        Number          Percentage          Number      Percentage
                                       of Shares        of Shares         of Shares     of Shares
                                       ---------        ---------         ---------     ---------
Principal Stockholders:

   Taxter One LLC(2)                    7,678,000           22.0%        1,200,000(3)      100%(3)
     555 White Plains Road 2nd Floor
     Tarrytown, NY 10591

   J.L.B. of Nevada, Inc. (2)          4,000,000(4)         10.3%                 --           --
     1500 E.  Tropicana Ave.
     Suite 100
     Las Vegas, NV 89119


   Jay L. Botchman                    18,328,000(5)         40.3%        1,225,000(6)      100%(6)
     133 Quail Run Road
     Henderson, NV 89014

   Blum Family Trust                   4,000,000            11.5%          400,000(7)       50%(7)
     c/o Silverman Perlstein &
     Acampora, LLP
     100 Jericho Quadrangle,
     Suite 300
     Jericho, NY  11753

   Renaissance Trust I                 4,000,000            11.5%          400,000(8)       50%(8)
     James B. Panther and Marie
     Panther, Trustees
     1635 South Pacific Street
     Oceanside, CA 92054

   Michael Lauer, Lancer               8,252,500(9)         23.7%                 --           --
     Partners, L.P., and Lancer
     Offshore, Inc.
     375 Park Avenue, Suite 2006
     New York, NY  10166

Directors and Named Executive
  Officers:
   Kevin T. Riordan                     879,422(10)          2.5%                 --            --
   Michael J. Philippe                  445,430(11)          1.3%                 --            --
   Richard S. Angel                     341,538(12)          1.0%                 --            --
   Cynthia D. Hassoun                   110,765(13)             *                 --            --
   Patrick L.F. Steffl                   87,060(14)             *                 --            --
   Barry E. Breeman                     150,000(15)             *                 --            --
   J. Richard Budd, III                 166,300(16)             *                 --            --
   Peter J. Mansbach                    115,000(17)             *                 --            --
   Geoffrey A. Thompson                 170,000(18)             *                 --            --
   Salvatore J. Zizza                   150,000(19)             *                 --            --
All directors and executive                                     *                 --            --
officers as a group (12 persons)      2,707,529(20)

----------
*   Less than 1%

(1) At September 1, 2001, the Company had outstanding 1,200,000 shares of Series A Preferred Stock, 800,000 shares of Series B Preferred Stock, 5,000 shares of Series C Preferred Stock, 10,000 shares of Series D Preferred Stock, and 10,000 shares of Series E Preferred Stock. All percentages indicated are for each separate class of Preferred Stock, rather than for all Preferred Stock classes as a whole.

(2) Mr. Botchman owns 100% of the membership interests in Taxter One and owns 100% of the outstanding capital stock of J.L.B. of Nevada.

(3)   Consists of 1,200,000 shares of Series A Preferred Stock.

(4) Consists of 4,000,000 shares of Common Stock issuable on the exercise of a warrant with an exercise price of $3.25 per share.

(5) Includes the shares beneficially owned by Taxter One and J.L.B. of Nevada, 3,800,000 shares of Common Stock issuable on conversion of 10,000 shares of Series D Preferred Stock and 2,850,000 shares of Common Stock issuable on conversion of 10,000 shares of Series E Preferred Stock.

(6) Includes 5,000 shares of Series C Preferred Stock, 10,000 shares of Series D Preferred Stock and 10,000 shares of Series E Preferred Stock held of record by Jay L. Botchman and 1,200,000 shares of Series A Preferred Stock held by Taxter One.

(7)   Consists of 400,000 shares of Series B Preferred Stock.

(8)   Consists of 400,000 shares of Series B Preferred Stock.

(9) Consists of 2,987,500 shares of Common Stock owned by Lancer Partners, L.P., 4,730,000 shares of Common Stock owned by Lancer Offshore, Inc., and 535,000 shares of Common Stock owned by Michael Lauer. Mr. Lauer is the investment manager for Lancer Partners, L.P. and Lancer Offshore, Inc. and has the authority to vote and dispose of all shares of Common Stock owned by these entities. Based on information as of February 27, 2000 contained in a Form 3 filed with the Securities and Exchange Commission.

(10) Consists of shares of Common Stock issuable on the exercise of options exercisable as follows: 300,000 shares at $2.00 per share, 100,000 shares at $2.70 per share, 200,000 shares at $2.40 per share, 50,000 shares at $6.47 per share, and 14,422 shares at $1.56 per share. Includes 215,000 shares owned by Mr. Riordan's wife, as to which shares Mr. Riordan disclaims beneficial ownership.

(11) Consists of 5,334 shares of Common Stock held by Mr. Philippe and shares of Common Stock issuable on the exercise of options exercisable as follows: 100,000 shares at $2.00 per share, 100,000 shares at $2.70 per share, 200,000 shares at $2.40 per share, 30,000 shares at $6.47 per share, and 10,096 shares at $1.56 per share.

(12) Consists of shares of Common Stock issuable on the exercise of options exercisable as follows: 100,000 shares at $2.00 per share, 100,000 shares at $2.70 per share, 100,000 shares at $2.40 per share, 30,000 shares at $6.47 per share, and 11, 538 shares at $1.56 per share.

(13) Consists of shares of Common Stock issuable on the exercise of options exercisable as follows: 75,000 shares at $2.00 per share, 15,000 shares at $3.44 per share, 12,833 shares at $6.47 per share, and 7,932 shares at $1.56 per share.

(14) Consists of shares of Common Stock issuable on the exercise of options exercisable as follows: 35,000 shares at $2.00 per share, 10,000 shares at $2.50 per share, 8,166 shares at $6.47 per share, 25,000 shares at $2.88 per share, and 8,894 shares at $1.56 per share.

(15) Consists of shares of Common Stock issuable on the exercise of options exercisable as follows: 75,000 shares at $2.00 per share, and 75,000 shares at $1.80 per share.

(16) Consists of 16,300 shares of Common Stock held by Mr. Budd and 75,000 shares issuable on the exercise of options with an exercise price of $2.00 per share and 75,000 shares issuable on the exercise of options with an exercise price of $1.80 per share.

(17) Consists of 115,000 shares of Common Stock issuable on the exercise of options with an exercise price of $1.80 per share.

(18) Consists of 20,000 shares of Common Stock held by Mr. Thompson and shares of Common Stock issuable on the exercise of options as follows:
      75,000 shares at $2.19 per share and 75,000 shares at $1.80 per share.

(19) Consists of 150,000 shares of Common Stock issuable on the exercise of options with an exercise price of $1.80 per share.

(20) Includes 91,514 shares of Common Stock issuable on the exercise of options in addition to the shares and options listed in footnotes 10 through 18, and includes 500 shares owned by William Buriak's wife.

                              ELECTION OF DIRECTORS

         The By-Laws of the Company provide that the business of the Company shall be managed by or under the direction of a Board of Directors of not less than one director or such other minimum number of directors as is required by law, which number shall be fixed from time to time by resolution of the directors. Each director shall be elected at the Annual Meeting of Stockholders for a term of one year or until a successor is elected and has qualified. The Board of Directors has recommended that the number of directors to be elected for the ensuing year be set at six and has nominated the six persons named below for election as directors. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the six nominees named below to constitute the entire Board of Directors.

         All of the nominees named below are current directors of the Company. Each nominee has indicated a willingness to serve as a director for the ensuing year, but in case any nominee is not a candidate at the annual meeting for any reason, the Proxies named in the enclosed form of Proxy may vote for a substitute nominee in their discretion.

The following table sets forth information as to each nominee for the office of director:

Name                          Age      Position
--------------------------    ---      ------------------------------------

Barry E. Breeman              52       Director
J. Richard Budd, III          49       Director
Peter J. Mansbach             64       Director
Kevin T. Riordan              49       President, Chief Operating Officer
                                       and Director
Geoffrey A. Thompson          61       Interim Chairman of the Board of
                                       Directors
Salvatore J. Zizza            55       Director

         Barry E. Breeman. Mr. Breeman joined the Board of Directors in September 1998. Since April 1998, Mr. Breeman has been Vice Chairman and Chief Investment Officer of Manley Berenson Associates Inc.. From January 1991 to the present, Mr. Breeman has been the managing member of Cambridge Real Estate Services, LLC, and predecessor entities, a real estate investment banking services business.

         J. Richard Budd, III. Mr. Budd joined the Board of Directors in September 1998. Since January 2001, Mr. Budd has been a partner in the consulting firm Marotta Gund Budd & Dzera, LLC. From October 1998 to January 2001, Mr. Budd served as a consultant to troubled companies and to creditors of troubled companies. Mr. Budd served as Senior Vice President of Metallurg, Inc., an international specialty metals producer, from January 1996 to October 1998.

         Peter J. Mansbach. Mr. Mansbach joined the Board of Directors in May 2001. Mr. Mansbach is of counsel at the firm of Kronish Lieb Weiner & Hellman LLP and engaged in a business law practice. He was Chairman of the Executive Committee of Republic New York Corporation and of Republic National Bank of New York from 1994 until 1998 and served as a director from 1994 through 1998. From 1991 through 1999, Mr. Mansbach was Chairman of the Board of Van Cleef & Arpels and a member of its European Directoire.

         Kevin T. Riordan. Mr. Riordan has been the President and Chief Operating Officer of the Company since April 1997 and a director since September 2000. From February 1995 to March 1997, Mr. Riordan served as President and Chief Executive Officer of Long Beach Acceptance Corp., a subsidiary of Long Beach Mortgage Corp. From February 1985 to February 1995, Mr. Riordan was President and Chief Executive Officer of Alliance Funding Company and its successor in interest Alliance Funding Company, a division of Superior Bank FSB.

         Geoffrey A. Thompson. Mr. Thompson joined the Board of Directors in April 1999. Mr. Thompson has served as interim Chairman of the Board of Directors since September 22, 2000. Mr. Thompson retired from Marine Midland Banks, Inc., Buffalo, New York in October 1992, where he had served as President and Chief Executive Officer. In addition, he serves on the boards of four not-for-profit corporations and two public companies: Guardian Trust Company and Sage Life Investment Trust.

         Salvatore J. Zizza. Mr. Zizza joined the Board of Directors in May 2001. Since 1997, Mr. Zizza has been the Chairman of HallMark Electrical Supplies Corp., a supplier of electrical supplies and lighting to electrical contractors. From 1985 until 1997, Mr. Zizza was chairman and CEO of the LVI Group, Inc., a company primarily engaged in interior construction. Mr. Zizza was President and Chief Financial Officer of NICO, Inc., an interior construction company, from 1978 until 1985, when NICO merged with the LVI Group. Mr. Zizza currently serves on the boards of eight public companies: The Gabelli Asset Fund, The Gabelli Convertible Securities Fund, The Gabelli Equity Trust, The Gabelli Global Multimedia Trust, The Gabelli Growth Fund, The Gabelli Utility Fund, Hollis Eden Pharmaceuticals, and Bion Environmental Technologies Inc.

        None of the above nominees is related to any other nominee or to any executive officer of the Company.

        The Board of Directors held 11 meetings during fiscal 2001.

Compensation of Directors

        Directors J. Richard Budd, III, Barry E. Breeman, Geoffrey A. Thompson and Salvatore J. Zizza each receive $50,000 as annual compensation for their serving on the Board of Directors. Peter J. Mansbach, also an outside director, is of counsel to the firm of Kronish Lieb Weiner & Hellman LLP, a law firm which provides legal services to the Company. Mr. Mansbach's services are charged as legal fees and included in the regular monthly billing of Kronish Lieb Weiner & Hellman LLP. He does not receive a separate director's fee.

         The Company granted Mr. Budd and Mr. Breeman options to purchase 75,000 shares with an exercise price of $2.00 per share and 75,000 shares with an exercise price of $1.80 per share. Mr. Thompson received options to purchase 75,000 shares with an exercise price of $2.19 per share and 75,000 shares with an exercise price of $1.80 per share. Mr. Mansbach and Mr. Zizza each received options to purchase 150,000 shares with an exercise price of $1.80 per share. Mr. Mansbach has retained options to purchase 115,000 shares and transferred options to purchase 35,000 shares to Kronish Lieb Weiner & Hellman LLP.

         The Board of Directors may authorize the payment of compensation to directors for their attendance at regular and special meetings of the Board of Directors and for attendance at meetings of committees of the board of directors as is customary for similar companies. Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties as directors or officers. The Board of Directors determines compensation for directors, including those serving on the Compensation Committee.

Committees of the Board of Directors and Meeting Attendance

         Audit Committee

         The Company has an audit committee consisting of Barry E. Breeman, J. Richard Budd, III, and Geoffrey A. Thompson. The audit committee had six meetings in fiscal 2001. The audit committee meets with the Chief Financial Officer and the Company's Controller and independent public accountants, and monitors and reviews the Company's accounting, auditing and reporting practices, system of internal controls, approves the scope and timing of the independent public accountants' audit and discusses the meaning and significance of the audited financial results. All of the members of the audit committee qualify as independent under Section 121(A) of the American Stock Exchange listing standards.

        Compensation Committee

        The Company has a compensation committee consisting of Barry E. Breeman,
J. Richard Budd, III, and Geoffrey A. Thompson, which grants or makes recommendations to the Board of Directors concerning employee stock options, bonuses and other compensation. The compensation committee had three meetings in fiscal 2001.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee had no interlocking relationship as defined by the Securities and Exchange Commission.

                               EXECUTIVE OFFICERS

         The following table provides information regarding the current executive officers of the Company other than Kevin T. Riordan:

Name                    Age    Position
---------------------  ----    -------------------------------------
Michael J. Philippe     43     Executive Vice President, Chief Financial
                               Officer and Treasurer
Richard S. Angel        43     Executive Vice President and General Counsel
William Buriak          47     Senior Vice President and Chief Information
                               Officer
Cynthia D. Hassoun      50     Senior Vice President and Corporate Secretary
Michael L. Neher        37     Senior Vice President, New Business Development
Patrick Steffl          35     Senior Vice President, Marketing and Acquisitions

         Michael J. Philippe. Mr. Philippe joined the Company in June 1997 as Vice President of Finance and became Chief Financial Officer in September 1997. In June 1999, Mr. Philippe was elected Executive Vice President, Chief Financial Officer and Treasurer of the Company. Before joining the Company, Mr. Philippe served as a Vice President and Manager for The Sumitomo Bank, Ltd. and its predecessors for 13 years.

         Richard S. Angel. Mr. Angel joined the Company in August 1997 as Vice President, Secretary and Corporate Counsel. In June 1999, Mr. Angel was elected Executive Vice President and General Counsel of the Company. From January 1992 to August 1997, Mr. Angel was a shareholder in the law firm of Buchalter, Nemer, Fields & Younger in Los Angeles, California.

         William G. Buriak. Mr. Buriak joined the Company as Chief Information Officer July 1999. In September 1999, Mr. Buriak was elected Senior Vice President and Chief Information Officer of the Company. From November 1996 to July 1999, Mr. Buriak was Director of Management Information Services and Director of Business Office Operations for CCDM, a non-profit healthcare system in Perth Amboy, New Jersey. From June 1986 to November 1996, Mr. Buriak was Assistant Vice President at Beneficial Finance Corporation in Peapack, New Jersey.

         Cynthia D. Hassoun. Ms. Hassoun joined the Company in October 1997 as Chief Coordinating Officer. In April 1999, Ms. Hassoun was elected Corporate Secretary of the Company and she was elected Senior Vice President of the Company in June 1999. From April 1997 to September 1997, Ms. Hassoun served as a consultant to the Company. From January 1992 to November 1996, Ms. Hassoun was Vice President of Customer Service for Superior Bank FSB, a savings bank.

         Michael L. Neher. Mr. Neher, Senior Vice President of New Business Development, joined the Company in November 1999. From September 1998 to October 1999, Mr. Neher was the Assistant Vice President for Outsourcing-Card Services/Consumer Products of the Atlanta, Georgia operation of the Bank of Hawaii. From December 1995 to September 1998, he was the Regional Sales Manager for Primus Automotive Financial Services, Atlanta, Georgia. From June 1993 to November 1995, Mr. Neher served as the Business Line Supervisor, Collections and Recovery-Consumer Loans for Ocwen Federal Bank & Trust FSB, West Palm Beach, Florida.

         Patrick Steffl. Mr. Steffl joined the Company in August 1997 as Vice President of Marketing. Mr. Steffl was elected Senior Vice President of Marketing and Acquisitions of the Company in June 1999. From 1989 until joining the Company, Mr. Steffl had been with Fingerhut Companies, Inc. in Minnetonka, Minnesota, managing mail and telemarketing media of six phone centers throughout the country.

                    COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview and Philosophy

         The Compensation Committee of the Board is composed entirely of outside directors. The members of the Compensation Committee are Barry E. Breeman, J. Richard Budd, III, and Geoffrey A. Thompson. The role of the Compensation Committee is to annually review and approve the compensation for all officers of the Company. The Compensation Committee also administers The Credit Store, Inc. Amended 1997 Stock Option Plan. The objectives of the Company's executive compensation program are:

o        to attract, retain, motivate and reward high caliber executives;

o to foster teamwork and support for the achievement of the Company's financial and strategic goals through performance based financial incentives; and

o to align the executive officers' interests with the interests of the Company's stockholders through stock-based compensation.

         The Company's executive compensation program strives to be competitive with the compensation provided by comparable companies. The Compensation Committee periodically conducts a review of its executive compensation program. The purpose of this review is to ensure that the Company's executive compensation program is meeting the objectives listed above. In addition, in January 2000, the Company engaged the services of an independent compensation consultant to advise the Company on its compensation policy at all levels. In July 2000, the consultant provided a report to the Company and the Company, based in part on the recommendations contained in such report, revised its compensation policy, including for executive officers.

Executive Officer Compensation Program

         The key components of the Company's executive officer compensation program are base salary, annual incentive bonus and stock options. These elements are described below. In determining compensation, the Committee considers all elements of an executive's compensation package. Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the deductibility of compensation over $1 million paid by a company to certain executive officers. The Section 162(m) limit does not apply to "performance-based compensation," and the Committee seeks to structure incentive compensation to executive officers to qualify as performance-based compensation for Section 162(m) purposes and to be deductible by the Company under current federal income tax laws.

         Base Salary. The Compensation Committee annually reviews the base salary of each executive officer. In determining appropriate salary levels, the Compensation Committee considers salaries paid by comparable companies, individual performance, including performance in relation to performance targets for the then-ending fiscal year, and the level of responsibility, scope and complexity of the executive's position. These factors are considered subjectively in the aggregate and none of the factors is accorded specific weight. In selected cases, other factors may also be considered. The base salaries of Kevin Riordan and certain other officers were negotiated within the context of employment agreements between them and the Company.

         In keeping with the intent of the Committee to maintain a close relationship between the Company's financial performance and executive salaries and to align the executive's interests with those of the stockholder's, in June 2001 each of the Company's senior executive officers agreed to accept a 10% salary reduction for fiscal 2002 in exchange for specified option grants with an exercise price equal to market price on the date of grant.

         Annual Incentive Bonus. Incentive bonuses paid in fiscal 2001 were based on the Committee's evaluation of the Company's and the individual executive's performance in fiscal 2000 with no individual component of performance accorded a specific weight. For fiscal 2001, based in part on the recommendation of the independent compensation consultant, the Compensation Committee adopted a more structured incentive bonus plan. The purpose of the this incentive bonus plan is to provide a direct financial incentive in the form of an annual cash bonus to the executive officers who achieve performance measurements established by the Compensation Committee.

        Early in fiscal 2001, a "target opportunity" under the Company's Incentive Compensation Plan was established for each executive officer. The target opportunity amount was expressed either as a specific dollar amount or as a percentage of annual base salary. The target opportunities ranged from approximately 30% to 50% of base salary. The size of the target opportunity was determined by the executive's job classification, employment status and other factors deemed relevant by the Compensation Committee. The Compensation Committee also established measurement criteria, which included performance areas where improvement was deemed important to the successful growth and profitability of the Company. The measurement criteria typically included financial, customer service, teamwork, and employee satisfaction components. Each measurement criterion was assigned a percentage weight, based on the value the Compensation Committee assigned to achievement of that particular measurement criterion. Eighty percent of the target opportunity was based on Company performance and twenty percent was based on achievement of individual objectives established for the executive officer. The Compensation Committee will determine the bonus to be paid to each executive officer in fiscal 2002, with respect to the performance of the Company and the executive in fiscal 2001, based on the individual's target opportunity and the degree to which the individual and corporate performance objectives have been achieved.

        Stock Options. Option awards are intended to provide executives with performance incentives based on the long-term performance of the Company. The Amended 1997 Stock Option Plan is administered by the Compensation Committee, which is authorized to award stock options to employees of the Company, non-employee directors of the Company and certain advisors to the Company.

        The Compensation Committee has broad discretion to select the optionees and to establish the terms and conditions for the grant and exercise of each option. At least annually, the Compensation Committee considers whether awards will be made to executive officers under the Amended 1997 Stock Option Plan. Such awards are based on job position, employment status, and length of service with the Company. All of the Company's current executive officers received options to purchase shares of the Company's Common Stock in fiscal 2001.

         Generally option awards to executive officers have an exercise price equal to fair market value on the date of grant and vest over a three-year period, with one-third of the shares vesting each year. However, early in fiscal 2001, the Company granted options with an exercise price equal to one and one-half times the market price on the date of grant. In addition, the options granted to executive officers in exchange for their agreement to accept the 10% salary reduction during fiscal 2002, vest during fiscal 2002 with one-quarter of the shares vesting on the first day of each fiscal quarter.

Compensation of Chief Executive Officer

         Martin J. Burke resigned as a director, officer, and employee of the Company effective September 22, 2000. Before his resignation, Mr. Burke was employed as the Company's Chief Executive Officer under a five-year agreement dated March 27, 1997. Mr. Burke was paid an annual salary of $60,000. Mr. Burke received a bonus of (a) 1.5% of the Company's annual net earnings before taxes and (b) an option to purchase 1,000,000 shares of Common Stock, at an exercise price of $2.00 per share. The Company also extended a $450,000 line of credit to Mr. Burke.

        In connection with his resignation, a Separation Agreement and Release was executed in February 2001, effective as of December 11, 2000. The separation agreement, which supersedes the previous employment agreement, requires the Company to pay Mr. Burke $2,500 every two weeks until March 26, 2002 and to pay his health insurance premiums during the same period. The Company also agreed to pay Mr. Burke a bonus of 1.5% of the Company's annual pre-tax net earnings for both the 2001 and 2002 fiscal years, with the 2002 payment being pro-rated for 10 months. In addition, the separation agreement permits Mr. Burke to retain his option to purchase 1,000,000 shares of Common Stock. The option is exercisable until December 15, 2002. The Company also agreed to loan Mr. Burke $25,000 to pay his legal fees in connection with the separation agreement. In return, Mr. Burke agreed to pay the credit line debt he owes the Company, which was $504,801 on December 11, 2000, and to repay the $25,000 loan for his legal fees, for a total of $529,801. This debt is evidenced by a secured promissory note, which bears interest at 8% per year, is payable monthly and matures on December 1, 2002. Mr. Burke's obligations under the separation agreement and the promissory note are secured by the amounts payable to him under the agreement and by his stock options. The separation agreement also contains mutual releases of the parties.

        On April 1, 1997, the Company entered into a five year employment agreement with Kevin Riordan. Under the terms of the agreement, Mr. Riordan is entitled to receive an annual base salary of $300,000 in each year of the contract, subject to annual review by the Board of Directors of the Company. Mr. Riordan, was granted options to purchase an aggregate of 325,346 shares of Common Stock during fiscal 2001. Options to purchase 150,000 of these shares were granted with an exercise price equal to one and one-half times the market price on the date of grant and the remaining options were granted with an exercise price equal to market price on the date of grant. Options to purchase 28,846 of these shares were issued in exchange for Mr. Riordan's agreeing to accept a 10% salary reduction effective July 1, 2001 through June 30, 2002.

                            COMPENSATION COMMITTEE

        Barry E. Breeman       J. Richard Budd, III        Geoffrey A. Thompson

                           SUMMARY COMPENSATION TABLE

         The following table shows, for the Company's former Chief Executive Officer, the acting Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"), information concerning compensation earned for services in all capacities during the fiscal year ended June 30, 2001, as well as compensation earned by each such person for the two previous fiscal years:


                                                                                                  Long-Term
                                                                                                Compensation
                                                        Annual Compensation                        Awards
                                             ---------------------------------------------     -----------------
                                                                                                 Number of
                               Fiscal                                            Other           Securities
Name and Principal Position     Year         Salary            Bonus          Compensation     Underlying Option
---------------------------     ----         ------            -----          ------------     -----------------
Martin J. Burke, III (1)        2001          $60,000         $30,447                 --                --
                                2000           61,304          60,505                 --                --
                                1999           60,000              --                 --                --

Kevin Riordan                   2001         $300,000              --                 --           325,346
  President and Chief           2000          305,919              --                 --           200,000
  Operating Officer             1999          305,769              --                 --           100,000

Michael J. Philippe             2001         $210,000         $50,000                 --           169,192
  Executive Vice President,     2000          214,188          50,000                 --           200,000
  Chief Financial Officer and   1999          184,951           5,000                 --           100,000
  Treasurer

Richard S. Angel                2001         $240,000     $        --                 --           172,077
  Executive Vice President      2000          244,765          60,000            $43,956(2)        100,000
  and General Counsel           1999          220,154              --                 --           100,000

Patrick L.F. Steffl             2001         $161,667         $25,000                 --           140,288
  Senior Vice President,        2000          182,202         $25,000                 --                --
  Marketing and Acquisitions    1999          142,692              --                 --           165,000

Cynthia D. Hassoun              2001         $168,173              --                 --            85,865
  Senior Vice President and     2000          162,698              --                 --            15,000
  Corporate Secretary           1999          152,884              --                 --                --

----------
(1) Mr. Burke resigned as Chairman of the Board of Directors and Chief Executive Officer of the Company effective September 22, 2000. The Company and Mr. Burke entered into a Separation Agreement and Release which is described in the section titled "Employment Agreements."

(2) Represents reimbursements by the Company of income taxes resulting from relocation payments.

                                  OPTION TABLES

         The following tables summarize stock option grants to and exercises by the Named Executive Officers during the fiscal year ended June 30, 2001 and other related information.

Option Grants In Last Fiscal Year

         The following table contains information concerning the grant of stock options to the Named Executive Officers for the Company's fiscal year ended June 30, 2001. These grants are also reflected in the Summary Compensation Table, above.


                           Number of       Percentage                                     Potential Realizable Value
                          Securities    of Total Options                                    at Assumed Annual Rates
                          Underlying       Granted to      Exercise                      of Stock Price Appreciation
                           Options         Employees        Price                            for Option Term(2)
        Name              Granted(1)     in Fiscal Year   Per Share     Expiration Date       5%            10%
-----------------         ----------     --------------   ---------     ---------------  -----------------------------
Kevin Riordan             150,000(3)           7%           $6.47        July 19, 2005       $268,500     $592,500
Kevin Riordan             146,500(4)           7%           $1.56        June 26, 2006         62,995      139,175
Kevin Riordan              28,846(5)           1%           $1.56        June 30, 2006         12,404       27,404
Michael Philippe           90,000(3)           4%           $6.47        July 19, 2005        161,100      355,500
Michael Philippe           59,000(4)           3%           $1.56        June 26, 2006         25,370       56,050
Michael Philippe           20,192(5)           1%           $1.56        June 30, 2006          8,683       19,182
Richard Angel              90,000(3)           4%           $6.47        July 19, 2005        161,100      355,500
Richard Angel              59,000(4)           3%           $1.56        June 26, 2006         25,370       56,050
Richard Angel              23,077(5)           1%           $1.56        June 30, 2006          9,923       21,923
Cynthia Hassoun            38,500(3)           2%           $6.47        July 19, 2005         68,915      152,075
Cynthia Hassoun            31,500(4)           1%           $1.56        June 26, 2006         13,545       29,925
Cynthia Hassoun            15,865(5)           1%           $1.56        June 30, 2006          6,822       15,072
Patrick Steffl             24,500(3)           1%           $6.47        July 19, 2005         43,855       96,775
Patrick Steffl             25,000(6)           1%           $2.88      November 21, 2005       20,000       44,000
Patrick Steffl             14,000(7)           1%           $2.88       January 16, 2006       11,200       24,640
Patrick Steffl             59,000(4)           3%           $1.56        June 26, 2006         25,370       56,050
Patrick Steffl             17,788(5)           1%           $1.56        June 30, 2006          7,649       16,899

----------
(1) Option granted pursuant to the Company's 1997 Stock Option Plan, as amended.

(2) Potential realized values shown above represent the potential gains based upon compound price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will be dependent upon overall market conditions and the future performance of the Company and its Common Stock. There is no assurance that the actual value will approximate the amounts reflected in this table.

(3) Option vests over three years with one third of the underlying shares vesting on each of July 19, 2001, 2002 and 2003.

(4) Option vests over three years with one third of the underlying shares vesting on each of June 26, 2002, 2003 and 2004.

(5) Option vests as to one quarter of the underlying shares on the first day of each quarter of fiscal 2002.

(6)   Option fully vested as of the date of grant.

(7) Option vests over three years with one third of the underlying shares vesting on each of January 16, 2002, 2003 and 2004.

Aggregate Option Exercises in Fiscal 2001 and Fiscal Year-End Option Values


                        Shares                       Number of Shares            Value of Unexercised
                       Acquired    Value          Underlying Unexercised         In-The-Money Options
        Name          On Exercise  Realized     Options at Fiscal Year-End       At Fiscal Year-End(1)
------------------    -----------  --------     --------------------------    ---------------------------
                                               Exercisable    Unexercisable   Exercisable   Unexercisable
                                               -----------    -------------   -----------   -------------
Martin J. Burke            --          --        1,000,000(2)          --             $--      $    --
Kevin Riordan              --          --          600,000        325,346             $--      $68,385
Michael J. Philippe        --          --          400,000        169,192             $--      $30,885
Richard S. Angel           --          --          300,000        172,077             $--      $32,010
Cynthia D. Hassoun         --          --           90,000         85,865             $--      $18,472
Patrick L.F. Steffl        --          --           70,000        115,288             $--      $29,947

----------
(1) Value is based on the closing price of the Company's Common Stock on June 30, 2001, the last trading day of fiscal 2001, which was $1.95 per share.

(2) The shares of Common Stock which may be issued on the exercise of this option and the proceeds, if any, received from any sale of these shares are subject to a Security Agreement between Mr. Burke and the Company and secure Mr. Burke's obligations to the Company under the secured promissory note described under "Employment Agreements" below.

                              EMPLOYMENT AGREEMENTS

         Before his resignation, Mr. Burke was employed as Chief Executive Officer of the Company under a five-year agreement dated March 27, 1997. Mr. Burke was paid an annual salary of $60,000. Mr. Burke received a bonus of (a) 1.5% of the Company's annual net earnings before taxes and (b) an option to purchase 1,000,000 shares of Common Stock, at an exercise price of $2.00 per share. The Company also extended a $450,000 line of credit to Mr. Burke. Mr. Burke resigned as a director, officer, and employee effective September 22, 2000.

         In connection with his resignation, a Separation Agreement and Release was executed in February 2001, effective as of December 11, 2000. Under the separation agreement, the parties agreed to terminate Mr. Burke's existing employment agreement, along with the compensation, benefits and other obligations under the employment agreement. In the separation agreement, the Company agreed to pay Mr. Burke $2,500 every other week from September 29, 2000 through March 26, 2002 and to pay Mr. Burke's health insurance premiums during the same period. The Company also agreed to pay Mr. Burke a bonus of 1.5% of the Company's annual pre-tax net earnings for both the 2001 and 2002 fiscal years, with the 2002 payment being pro-rated for 10 months. The Company also agreed that Mr. Burke may retain his option to purchase 1,000,000 shares of Common Stock. The option is exercisable until December 15, 2002. Finally, the Company agreed to loan Mr. Burke $25,000 to pay his legal fees in connection with the separation agreement. In the separation agreement, Mr. Burke agreed to pay the credit line debt he owes to the Company, which was $504,801 on December 11, 2000, and to repay the $25,000 loan for his legal fees, for a total of $529,801. This debt is evidenced by a secured promissory note, which bears interest at 8% per year, is payable monthly and matures on December 1, 2002. Mr. Burke's obligations under the separation agreement and the promissory note are secured by the amounts payable to him under the agreement and by his stock options. The separation agreement also contains mutual releases of the parties.

         On April 1, 1997, the Company entered into a five year employment agreement with Kevin Riordan, the Company's President and Chief Operating Officer. In accordance with the terms of the Agreement, the Company paid Mr. Riordan a signing bonus of $2 million and granted Mr. Riordan options to purchase 300,000 shares of Common Stock at an exercise price of $2.00 per share. The options will expire on the earlier of March 31, 2002, or the termination of Mr. Riordan's employment. The employment agreement also entitles Mr. Riordan to participate in all of the Company's employee benefit plans. Under the employment agreement, employment terminates on the death or total disability of Mr. Riordan and the Company may terminate his employment for cause which is defined as (a) misconduct, (b) disregard of instructions from the Board of Directors, (c) commission of specified crimes or acts or (d) a material breach of the terms of the employment agreement. On September 22, 2000, Mr. Riordan was appointed to the Board of Directors to fill the open directorship resulting from Mr. Burke's resignation.

         On June 17, 1997, the Company entered into an employment agreement with Michael J. Philippe, who serves as Chief Financial Officer and an Executive Vice President of the Company. The agreement was amended effective June 1, 1999 to extend the term of the agreement to June 20, 2002. In accordance with the terms of the agreement, Mr. Philippe received options to purchase 100,000 shares of Common Stock at an exercise price of $2.00 per share. The options are exercisable until December 15, 2002. The employment agreement also entitles Mr. Philippe to participate in all of the Company's employee benefit plans. Under the terms of the employment agreement, employment terminates on the death or total disability of Mr. Philippe and the Company may terminate his employment for cause which is defined as (a) misconduct, (b) disregard of instructions from the Board of Directors, (c) commission of specified crimes or acts or (d) a material breach of the terms of the employment agreement. The employment agreement contains a change in control provision that provides Mr. Philippe with the right to terminate his employment within 60 days of the date of a change in control and have the termination treated by the Company as a termination without cause, meaning that Mr. Philippe would have the right to continue to be compensated through the term of the employment agreement. For purposes of the employment agreement, a change of control is deemed to have occurred when either
(a) Taxter One owns directly or indirectly less than 10% of the Common Stock and less than 50% of each other outstanding class of securities the majority vote of which is required for stockholder action, or (b) Jay L. Botchman owns less than 50% of the membership interests in Taxter One.

         On October 15, 1997, the Company entered into a three-year agreement with Cynthia Hassoun, the Corporate Secretary and a Senior Vice President. The agreement renews automatically for successive one-year terms unless terminated by either party 90 days before the renewal date. The current term expires October 15, 2002. Ms. Hassoun received options to purchase 75,000 shares of Common Stock at an exercise price of $2.00 per share. The options are exercisable until December 15, 2002. The agreement also entitles Ms. Hassoun to participate in all of the Company's employee benefit plans. Under the terms of the employment agreement, employment terminates on death or total disability of Ms. Hassoun and the Company may terminate her employment for cause which is defined as (a) misconduct, (b) disregard of instructions from the Board of Directors, (c) commission of specified crimes or acts or (d) a material breach of the terms of the employment agreement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Botchman, the Company's controlling stockholder, owns and controls J.L.B. of Nevada.

         In fiscal 1998, the Company issued subordinated promissory grid notes to J.L.B. of Nevada, with a maximum principal amount of $40 million which are payable on demand and bear interest at a rate of 12% per year. $30 million principal amount of grid notes were issued in exchange for outstanding notes totaling $11,518,042 which accrued interest at a rate of 12% per year and $18,481,958 in new debt. Interest expense on these notes was $2,000,801 for the year ended June 30, 2001. At June 30, 2001 principal outstanding and accrued interest related to subordinated notes payable to J.L.B. of Nevada, was approximately $17.3 million and $2.6 million.

         As of June 30, 2001, the Company's wholly-owned subsidiary, American Credit Alliance, had an $880,000 note payable to J.L.B. of Nevada. The note is payable on demand and accrues interest at a rate of 10% per year. Interest expense for the year ended June 30, 2001 was $89,222.

         On May 4, 2001, in consideration of J.L.B. of Nevada agreeing to amend the payment terms of several promissory notes, the Company contractually extended the expiration date of the conversion feature of its Series D Preferred Stock until May 30, 2006 and the Series E Preferred Stock until August 30, 2006.

         On October 8, 1996, Service One International, an entity which was subsequently merged into the Company, entered into a Mutual Business Development Agreement with Renaissance Trust I. The Company incurred royalty expenses of $416,646 for the year ended June 30, 2001 under the Mutual Business Development Agreement.

         The Mutual Business Development Agreement is currently in dispute. In February 2001 the Company discontinued payment of royalties under the Mutual Business Development Agreement. On April 23, 2001 Renaissance Trust I filed suit in the Southern District of New York alleging breach of the Mutual Business Development Agreement and conversion and seek enforcement of the contract, compensatory damages alleged to be in excess of $5 million and punitive damages of $25 million. On June 29, 2001, the Court dismissed the conversion claim and dismissed the demand for punitive damages. This case is in an early stage and no assurance can be given as to its outcome.

         Peter J. Mansbach, one of the Company's directors, is currently of counsel at the firm of Kronish Lieb Weiner & Hellman LLP. Kronish Lieb Weiner & Hellman LLP provides legal services to the Company.

                                PERFORMANCE GRAPH

         Set forth below is a graph for the period from April 6, 2000, the date the Company's Common Stock was registered under Section 12 of the Securities Exchange Act of 1934, to May 31, 2000, comparing the yearly cumulative total shareholder return on the Company's Common Stock with the yearly cumulative total shareholder return of the S&P SmallCap 600 Index and an index of a group of peer companies selected by the Company (the "Peer Composite Index"). The comparison of total shareholder returns assumes that $100 was invested on April 6, 2000 in each of the Company, the S&P SmallCap 600 Index and the Peer Composite Index, and that dividends were reinvested monthly. The companies in the peer group are CompuCredit Corporation, NCO Group, Inc., Metris Companies Inc., Providian Financial Corporation, and Capital One Financial Corporation. The Company is not included in the peer group. In calculating the yearly cumulative total shareholder return of the Peer Composite Index, the shareholder returns of the companies included in the peer group are weighted according to the stock market capitalizations of such companies at the beginning of each period for which a return is indicated.

                                 [GRAPH OMITTED]

                             The Credit Store, Inc.

                            April 6, 2000         May 31, 2000    June 30, 2001
The Credit Store, Inc.         $100.00               $120.31         $ 48.74
Peer Composite                 $100.00               $102.98         $111.82
S&P SmallCap 600 Index         $100.00               $ 97.92         $130.60

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder require directors and executive officers of the Company and persons who own more than ten percent of any class of the Company's equity securities to file reports of their ownership and changes in such ownership with the Securities and Exchange Commission. Such persons are required by the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of copies of Section 16(a) forms submitted to the Company during and with respect to fiscal 2001, all required reports were filed on a timely basis during fiscal 2001.

            RELATIONSHIP WITH AND APPOINTMENT OF INDEPENDENT AUDITORS

         The firm of Grant Thornton LLP, independent public accountants, has been the auditors for the Company since 1999. The Board of Directors again has selected Grant Thornton LLP to serve as the Company's independent public accountants for the fiscal year ending June 30, 2002, subject to ratification by the shareholders. While it is not required to do so, the Board of Directors is submitting the selection of that firm for ratification in order to ascertain the view of the shareholders. If the selection is not ratified, the Board of Directors will reconsider its selection. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment of Grant Thornton LLP as independent public accountants for the Company for the fiscal year ending June 30, 2002.

         A representative of Grant Thornton LLP will be present at the Annual Meeting of Shareholders and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

Audit Fees

         The Company paid Grant Thornton LLP an aggregate of $380,000 for the annual audit for the fiscal year ended June 30, 2001 and for review of the Company's condensed financial statements included in the Company's quarterly reports on Form 10-Q relating to the fiscal year ended June 30, 2001. The above amounts include out-of-pocket expenses incurred by Grant Thornton LLP in connection with the provision of such services.

Financial Information Systems Design and Implementation Fees

         Grant Thornton LLP did not provide financial information systems design and implementation services to the Company in fiscal 2001.

All Other Fees

         The Company paid Grant Thornton LLP an aggregate of $135,000 for services provided in connection with accounting research, registration statements, a benefit plan audit and tax compliance. The above amount includes out-of-pocket expenses incurred by Grant Thornton LLP in connection with the provision of such services. The audit committee of the Board of Directors has determined that the provision of these services is compatible with maintaining accountant's independence.

                          REPORT OF THE AUDIT COMMITTEE

         The role of the Company's Audit Committee is one of oversight of the Company's management and the Company's independent auditors in regard to the Company's financial reporting and the Company's controls respecting accounting and financial reporting. By its Charter, the Audit Committee consists of three independent non-employee directors. In performing its oversight function, the Audit Committee relied upon advice and information received in its discussions with the Company's management and independent auditors.

         The Audit Committee has (i) reviewed and discussed the Company's audited financial statements for the fiscal year ended and as of June 30, 2001 with the Company's management; (ii) discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards, AU Section 380 and Statement on Auditing Standards No.
90); (iii) received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (iv) has discussed with the Company's independent auditors the independent auditors' independence.

         Based on the review and discussions with management and the Company's independent auditors referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended and as of June 30, 2001 for filing with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE

        Barry E. Breeman     J. Richard Budd, III  Geoffrey A. Thompson

        OTHER INFORMATION

Annual Report

         The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 is being mailed with this Proxy Statement.

Other Business

         As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of stockholders, it is intended that the shares represented by the Proxies solicited by the Board of Directors will be voted by the Proxies named therein in accordance with their best judgment.

Expense of Solicitation

         The Company will pay the cost of soliciting Proxies in the accompanying form. In addition to solicitation by the use of mails, certain directors, director-nominees, officers and regular employees of the Company may solicit Proxies by telephone, telegram or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

Stockholder Proposals for 2002 Annual Meeting

         Under the rules of the Securities and Exchange Commission, any stockholder proposal intended to be presented at the Company's 2002 Annual Meeting of Shareholders must be received by the Secretary of the Company at its executive offices no later than July 8, 2002 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

         If a stockholder notifies the Company of an intent to present a proposal at the Company's 2002 Annual Meeting of Stockholders less than 60 days before the meeting (and for any reason the proposal is voted on at that annual meeting), the Company's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

                                             By Order of the Board of Directors,

                                             Cynthia D. Hassoun
                                             Senior Vice President and Corporate
                                             Secretary
October 29, 2001

Appendix A
                             THE CREDIT STORE, INC.

                             Audit Committee Charter

                               (as of May 1, 2000)


Purpose

         There shall be an Audit Committee of the Board of Directors of The Credit Store, Inc., a Delaware corporation (the "Company").

         The Committee shall have responsibility to oversee the Company's management and outside auditors in regard to corporate accounting and financial reporting. The Committee has the authority to conduct any investigation it deems appropriate, with full access to all books and records, facilities, personnel and outside advisors of the Company. The Committee is empowered to retain outside counsel, auditors or other experts in its discretion.

Organization

      The Committee shall consist of at least three directors. Each director appointed to the Committee shall:

      a) not be disqualified from being an "independent director" within the meaning of Section 121A of the Amex Company Guide, and shall have no relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment; and

      b) be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. If a director is not capable of understanding such fundamental financial statements, he or she must become able to do so within a reasonable period of time after appointment to the Committee.

         At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the director's financial sophistication.

Responsibilities

         The Committee recognizes that the preparation of the Company's financial statements and other financial information is the responsibility of the Company's management and that the auditing, or conducting limited reviews, of those financial statements and other financial information is the responsibility of the Company's outside auditors. The Committee's responsibility is to oversee the financial reporting process.

         The Company's management, and its outside auditors, in the exercise of their responsibilities, acquire greater knowledge and more detailed information about the Company and its financial affairs than the members of the Committee. Consequently, the Committee is not responsible for providing any expert or other special assurance as to the Company's financial statements and other financial information or any professional certification as to the outside auditors' work, including without limitation their reports on and limited reviews of, the Company's financial statements and other financial information.

         In carrying out its oversight responsibilities, the Committee shall:

      a) review and reassess the adequacy of the Audit Committee Charter annually;

      b) require that the outside auditors provide the Committee with a formal written statement delineating all relationships between the outside auditors and the Company, consistent with Independence Standards Board Standard No. 1, and discuss with the outside auditors their independence;

      c) actively engage in a dialogue with the outside auditors regarding any disclosed relationships or services that may impact the objectivity and independence of the outside auditors;


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      d)    take, or recommend that the full Board take, appropriate action to oversee the independence of the outside auditors;

      e) review and consider the matters identified in Statement on Auditing Standards No. 61 with the outside auditors and management;

      f) review and discuss the Company's audited financial statements that are to be included in the Company's Form 10-K with the outside auditors and management and determine whether to recommend to the Board of Directors that the financial statements be included in the Company's Form 10-K for filing with the Securities and Exchange Commission; and

      g) review, or the Committee's Chairman shall review, any matters identified by the outside auditors pursuant to Statement on Auditing Standards No. 71 regarding the Company's interim financial statements. Any such review shall occur prior to the filing of such interim financial statements on the Company's Form 10-Q.

         The outside auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders. The Board and the Committee have ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors, and, if applicable, to nominate the outside auditors to be proposed for approval by the shareholders in any proxy statement.


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